Exhibit 10.1
Executive Consulting Agreement
This Executive Consulting Agreement (“Agreement”) is effective as of its last date of signature (“Effective Date”) by and between Therese Tucker (“Consultant”) and BlackLine Systems, Inc., a California corporation, with a place of business at 21300 Victory Blvd, 12th Floor, Woodland Hills, CA 91367 USA (“BlackLine”). This Agreement expressly includes any current or future Statement of Work on the form attached hereto as Exhibit A and executed by each party (each, a “SoW”) and any other exhibit hereto, order form, and/or any duly executed amendments thereto, and all such documents are incorporated by this reference.

WHEREAS, Consultant recently retired from her full-time position as Founder of BlackLine;

WHEREAS, BlackLine acknowledges that Consultant has unique talents, knowledge, and information that will be highly valuable to BlackLine and BlackLine desires to retain the services of Consultant as an Executive Consultant as described on an SoW entered into pursuant to the terms of this Agreement; and

WHEREAS, Consultant agrees to provide certain business advisory and consulting services to BlackLine described on an SoW upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the promises set forth below, and for other valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. CONSULTING SERVICES.

1.1    Performance. Consultant shall perform the services set forth in each SoW (“Professional Services”). Each SoW will be executed by the Parties’ respective authorized representatives under this Agreement specifying the Professional Services. In performing the Professional Services, Consultant shall report directly to and be managed by the Chief Executive Officer of BlackLine, Owen Ryan. Consultant will perform all services requested of her pursuant to this Agreement: (i) in a professional manner consistent with industry standards; (ii) in accordance with the standard of care customarily observed with regard to such services in Consultant’s field of expertise; and (iii) in compliance with all applicable laws, rules and regulations.

1.2    Safety Requirements, Facilities Guidelines and Security Policies. Subject to the obligations set forth under Section 3 (Confidentiality), BlackLine shall provide such access to BlackLine’s premises, and such office accommodation and other facilities as may reasonably be requested by Consultant, for the purposes of performing the Professional Services onsite at BlackLine’s corporate location(s). Additionally, Consultant shall comply with all reasonable rules and policies of BlackLine that are communicated to Consultant prior to the performance of the Professional Services, including, as applicable, security procedures concerning systems and data and remote access thereto, building security procedures, and general health and safety practices and procedures.

1.3     Independent Contractors. Consultant acknowledges that she is acting as an independent contractor, that Consultant is responsible for her actions or inactions, and that nothing in this Agreement will be construed to create an agency or employment relationship between BlackLine and Consultant. Consultant is not authorized to enter into contracts or agreements on behalf of BlackLine or to otherwise create obligations of BlackLine to third parties. Consultant is no longer a BlackLine employee, including for: (i) federal, state, local or foreign tax, employment, withholding or reporting purposes; or (ii) eligibility or entitlement to any benefit under any of the BlackLine’s employee benefit plans.

2. COMPENSATION AND PAYMENT.

2.1 Fees. In consideration for providing the Professional Services hereunder, Consultant shall be compensated at a rate of Four Hundred and Fifty Dollars ($450.00) per hour. Consultant will provide BlackLine with an itemized invoice or other appropriate documentation for all Consultant fees and approved expenses that become due hereunder. Each valid and undisputed invoice will be due within thirty (30) calendar days after BlackLine’s receipt of such invoice.

2.2 Reimbursement of Expenses. BlackLine shall reimburse Consultant for all reasonable out-of-pocket work and travel-related expenses incurred in providing the services required of her pursuant to this Agreement. Such expenses and reimbursements shall be commensurate with BlackLine’s policies for senior executives. Consultant must, as to each such expense for which Consultant seeks reimbursement, furnish receipts and/or other valid documentation in accordance with BlackLine’s operative travel and expense policy.

2.3 Taxes. As a non-employee independent contractor under this Agreement, Consultant shall be solely liable and responsible for the timely payment of all income taxes, regardless of the taxing jurisdiction, on the self-employment income Consultant realizes upon each periodic payment made to her under this Agreement, and BlackLine shall have no obligation to withhold any such taxes from those periodic payments.

3. CONFIDENTIAL INFORMATION.

3.1 Definition. For purposes of this Agreement, “BlackLine Confidential Information” means all data and information submitted or made available to Consultant by BlackLine or any of its agents, and all data and information, and other work developed by Consultant under this Agreement, including any Work Product. Notwithstanding the foregoing, BlackLine Confidential Information does not include information that: (i) is approved for release in writing by BlackLine; or (ii) becomes known publicly, before or after disclosure, other than as a result of Consultant’s improper action or inaction.

3.2 Scope and Use of BlackLine Confidential Information. Consultant is on notice that the BlackLine Confidential Information may include BlackLine’s valuable trade secrets, and that Consultant may directly or indirectly be privy to confidential or proprietary information that BlackLine has received and may receive from third parties subject to a duty on the part of BlackLine to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant shall hold any and all BlackLine Confidential Information in the strictest confidence, to be utilized by Consultant solely in connection with Consultant’s performance under this Agreement. Consultant shall promptly notify BlackLine of any misuse or misappropriation of BlackLine Confidential Information that comes to Consultant’s attention.

3.3 Storage, Access, and Transmission of BlackLine Confidential Information. Without limiting the generality of the foregoing, if during the course of performing the Professional Services Consultant stores, has access to, and/or transmits BlackLine Confidential Information in or from Consultant’s electronic systems, Consultant shall (i) implement measures and use its best efforts to prevent unauthorized exposure or disclosure of BlackLine Confidential Information; (ii) encrypt all BlackLine Confidential Information both in transit and at rest; and (iii) maintain access controls on electronic systems used to maintain, access, or transmit BlackLine Confidential Information.

3.4 Ownership and Return of BlackLine Confidential Information. BlackLine will retain all right, title, and interest in and to all BlackLine Confidential Information. Upon the request of BlackLine, and in any event upon the termination or expiration of this Agreement, Consultant shall immediately return to BlackLine all materials, including all copies in whatever form, containing any BlackLine Confidential Information which are in Consultant’s possession or under its control.

3.5 Securities Laws Compliance. Consultant may have access to material, non-public information about BlackLine. Consultant is aware that US securities laws prohibit any person who has material, non-public information about a company from purchasing or selling securities of such a company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

3.6 Injunctive Relief. Consultant acknowledges and agrees that monetary damages may not be an adequate remedy to compensate BlackLine for any breach of Consultant’s obligations hereunder in respect of BlackLine Confidential Information. Accordingly, Consultant agrees that BlackLine shall be entitled to seek relief by way of a temporary or permanent injunction to enforce such obligations.

4. INTELLECTUAL PROPERTY.

Any work product, property, data, documentation, information, inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which, as part of or in connection with the Professional Services: (i) Consultant has developed or conceived using the equipment, supplies, facilities or Confidential Information of BlackLine, (ii) results from or is suggested by work performed by Consultant for BlackLine, or (iii) relates at the time of conception or reduction to practice to the business as conducted by BlackLine, shall be considered work product (“Work Product”). BlackLine shall have exclusive title and ownership rights, including all intellectual property rights throughout the world, including to the extent permitted by local law, any moral rights, in all Work Product. To the extent that exclusive title and/or ownership rights may not originally vest in BlackLine as contemplated herein, Consultant hereby irrevocably assigns all right title and interest, including Intellectual Property and ownership rights in the Work Product to BlackLine, and will cause Consultant Personnel to irrevocably assign to BlackLine all such rights in the Work Product. Consultant agrees, and will cause Consultant Personnel to agree, that with respect to any Work Product that may qualify as a Work Made for Hire as defined in 17 U.S.C. §101, such Work Product is and will be deemed a Work Made for Hire and BlackLine will have the sole right to the copyright (or, in the event that any such Work Product does not qualify as a Work Made for Hire, the copyright and all other rights thereto will be assigned as above). All uses of any trademarks, service marks and trade names in the Work Product, or in the performance of the Professional Services, and the goodwill associated therewith, whether by Consultant or third parties, inures and will inure to the benefit of BlackLine.

5. REPRESENTATIONS & WARRANTIES.

5.1 From Each Party. Each party represents and warrants that (i) it has the full right and authority to enter into, execute, and perform its obligations under this Agreement; and (ii) it will fully comply with all laws applicable to its performance under this Agreement.

5.2 Warranty Disclaimers. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND ANY SoW, NEITHER PARTY MAKES ANY OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6. LIMITATION OF LIABILITY.

IN NO EVENT SHALL ANY PARTY TO THIS AGREEMENT BE LIABLE UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR LOST PROFITS, EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL DAMAGES OR THE LIKE. NOTWITHSTANDING THE FOREGOING, NO LIMITATION OR EXCLUSION OF CONSULTANT’S LIABILITY WILL APPLY WITH RESPECT TO ANY CLAIMS ARISING OUT OF OR RELATING TO CONSULTANT’S GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT, BREACH OF INTELLECTUAL PROPERTY OBLIGATIONS, OR BREACH OF CONFIDENTIALITY OBLIGATIONS.

7. TERM & TERMINATION.

7.1 Term & Termination. The term of this Agreement will commence on the Effective Date and continue for the period set forth in any outstanding SoW (“Term”). Either party may terminate this Agreement or a SoW (i) for any reason upon 30 calendar days’ prior written notice to the other party or (ii) for the other’s material breach by written notice specifying in detail the nature of the breach, effective in ten (10) calendar days unless the other party first cures such breach.

7.2 Survival. The following provisions will survive termination or expiration of this Agreement: any obligation of BlackLine to pay fees incurred before termination; Section 1.3 (Independent Contractors), Section 3 (Confidential Information), Section 5.2 (Warranty Disclaimers), Section 6 (Limitation of Liability), and any other provision of this Agreement that must survive to fulfill its essential purpose.

8. MISCELLANEOUS.

8.1 Non-exclusivity. This Agreement with Consultant is non-exclusive, and BlackLine may in its sole discretion enter into arrangements with other persons or entities to undertake the same or similar Professional Services as those performed by Consultant.

8.2 Notices. Notices pursuant to this Agreement shall be sent to the addresses below, or to such others as either party may provide in writing. Such notices will be deemed received at such addresses upon the earlier of (i) actual receipt or (ii) delivery in person, by e-mail with written confirmation of receipt, or by certified mail return receipt requested. A copy of any notice given by Consultant to BlackLine will likewise be sent to: Karole Morgan-Prager, Chief Legal and Administrative Officer, BlackLine Systems, Inc., 21300 Victory Blvd, 12th Floor, Woodland Hills, CA 91367; karole.morgan-prager@blackline.com

8.3 Governing Law & Jurisdiction. This Agreement and all claims arising out of or related to this Agreement will be governed solely by the internal laws of the State of California. The parties consent to the personal and exclusive jurisdiction of the federal and state courts of Los Angeles, California.

8.4 Arbitration. The Parties agree that any dispute, controversy, or claim arising out of or related to Consultant’s engagement with BlackLine, including this Agreement, or any alleged breach of this Agreement, shall be governed by the Federal Arbitration Act (FAA) and submitted to and decided by binding arbitration in Los Angeles, California before a single arbitrator. Arbitration shall be administered before the American Arbitration Association (“AAA”) in accordance with the AAA’s Employment Arbitration Rules & Mediation Procedures, except as modified by mutual agreement of the Parties in writing. A copy of AAA’s Employment Arbitration Rules & Mediation Procedures is available online at https://www.adr.org/sites/default/files/EmploymentRules_Web_3.pdf. The Employer will pay the arbitrator's fees and arbitration expenses and any other costs unique to the arbitration hearing. Discovery in any arbitration proceeding shall be conducted according to the AAA’s Employment Arbitration Rules & Mediation Procedures, to the full extent authorized by the California Code of Civil Procedure.

Any arbitral award determination shall be final and binding on the Parties and may be entered as a judgment in a court of competent jurisdiction. Nothing in this Agreement shall prevent either you or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. This agreement to arbitrate is freely negotiated between Consultant and BlackLine and is mutually entered into between the parties. By entering into this Agreement, the Parties are waiving all rights to have their disputes heard or decided by a jury or in a court trial.

/s/ TT By initialing here, you acknowledge that you have read this section and agree with the arbitration provision.

8.5 Entire Agreement. This Agreement sets forth the entire agreement of the parties and supersedes all prior or contemporaneous writings, negotiations, and discussions with respect to its subject matter. This Agreement may not be amended except through a written agreement by authorized representatives of each party.

8.6 Execution in Counterparts. This Agreement may be executed in one or more counterparts. Each counterpart will be an original, but all such counterparts will constitute a single instrument.

8.7 Amendment. This Agreement may not be amended except through a written agreement by authorized representatives of each party.

IN WITNESS THEREOF, the authorized representatives of each party have executed this Agreement as of the Effective Date.

BlackLine Systems, Inc. Therese Tucker (“Consultant”)
(“BlackLine”)

By: /s/ Owen Ryan By: /s/ Therese Tucker
_______________________________ _______________________________
(signature) (signature)
Name: Owen Ryan                 Name: Therese Tucker
Title: Chief Executive Officer Title: Executive Consultant

July 31, 2026 July 31, 2026
Date: _____________________________ Date: _____________________________

Exhibit A - Statement of Work

Statement of Work #1 To Executive Consulting Services Agreement

This Statement of Work Number 1 (this “SoW”) is entered into pursuant to the Executive Consulting Services Agreement (the “Agreement”) by and between Therese Tucker (“Consultant”) and BlackLine Systems, Inc. (“BlackLine”).

I. Professional Services & Deliverables.
Consultant shall provide consulting services to BlackLine, which shall include conducting strategic meetings with BlackLine customers and prospects as requested by BlackLine. The primary objective of these engagements is to strengthen relationships, identify new use cases, and expand BlackLine’s business footprint within those accounts. In performing the Professional Services, Consultant shall report directly to and be managed by Owen Ryan, BlackLine’s Chief Executive Officer.

II. BlackLine Cooperation.
BlackLine shall reasonably cooperate with Consultant in the provision of Professional Services and shall provide the necessary access, information, and assistance to Consultant to effectuate the services described herein.

III. Payment.
BlackLine shall pay Consultant as follows:
•Hourly Rate: Consultant will be paid an hourly rate of $450.00 per hour.
•Anticipated Hours: BlackLine expects to engage Consultant for approximately forty (40) hours of billable consulting services per month.
•Expenses: Any work and travel-related out-of-pocket expenses as required for the services will be reimbursed by BlackLine, commensurate with BlackLine’s policies for senior executives.
•Invoicing: Invoices for fees and expenses will be billed monthly.

IV. Additional Provisions.
Each party shall have the right to terminate this SoW (i) for any reason upon 30 calendar days’ prior written notice to the other party or (ii) for the other’s material breach by written notice specifying in detail the nature of the breach, effective in ten (10) calendar days unless the other party first cures such breach.

BlackLine Systems, Inc. Therese Tucker (“Consultant”)
(“BlackLine”)

By: /s/ Owen Ryan By: /s/ Therese Tucker
_______________________________ _______________________________
(signature) (signature)
Name: Owen Ryan                 Name: Therese Tucker
Title: Chief Executive Officer Title: Executive Consultant

July 31, 2026 July 31, 2026
Date: _____________________________ Date: _____________________________